EXHIBIT 23.1.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement No. 333-41035 of Prima Energy Corporation on Form S-8 of our report dated March 13, 1998, appearing in the Annual Report on Form 10-K of Prima Energy Corporation for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
April 15, 1998